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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -----------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 11, 2001
                                ---------------

                                 NET2PHONE, INC.
                                ---------------
             (Exact name of registrant as specified in its charter)

                                    000-26763
                                    ---------
                            (Commission File Number)

            Delaware                                     22-3559037
            --------                                     ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                520 Broad Street
                            Newark, New Jersey 07102
                            ------------------------
            (Address of principal executive offices, with zip code)

                                 (973) 412-2800
                                 --------------
              (Registrant's telephone number, including area code)


                          ----------------------------
                        (Former name or former address,
                         if changed since last report)

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     Item 5. Other Events

          On June 11, 2001, ADIR Technologies, Inc. ("Adir") a subsidiary of Net2Phone, Inc. entered into an Agreement and Plan of Merger ("Merger Agreement") with NetSpeak Corporation, a Florida Corporation ("Netspeak") pursuant to which Adir will acquire all of the issued and outstanding capital stock of NetSpeak through the merger (the "Merger") of A Tech Merger Sub, Inc., a Florida corporation and wholly-owned subsidiary of Adir with and into NetSpeak.

     Under the terms of the Merger Agreement, ADIR will pay between $3.00 and $3.10 in cash for all outstanding shares of NetSpeak common stock, valuing the acquisition at between approximately $46.5 and $48.2 million. The transaction is expected to close late in the third calendar quarter of 2001, subject to approval of NetSpeak shareholders and customary closing conditions, all as more specifically stated in the Merger Agreement attached hereto as Exhibit 2.1.


     Item 7(c).  Exhibits.

     The following exhibits are filed herewith:

     Exhibit No.    Description
     -----------    -----------

       2.1 Agreement and Plan of Merger, dated as of June 11, 2001, by and among NetSpeak Corporation, Adir Technologies, Inc. and A Tech Merger Sub, Inc.


       99.1         Press release dated June 12, 2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: June 21, 2001
                                              NET2PHONE, INC.


                                               /s/ Ilan S. Slasky
                                              -------------------
                                              By:  Ilan Slasky
                                              Its: Chief Financial Officer